Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income (Loss) Per Share

For the Quarter Ended June 30, 2010
	Income (Loss)	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$360,000
Preferred stock dividends	(20,000)
Income available to common stockholders	340,000	13,508,765	$0.02
Effect of Dilutive Securities:
Stock options		5,102
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$340,000	13,513,867	$0.02
For the Quarter Ended June 30, 2009
	Income (Loss)	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(1,355,000)
Preferred stock dividends	(20,000)
Loss available to common stockholders	(1,375,000)	6,503,329	$(0.21)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(1,375,000)	6,503,329	$(0.21)
For the Six Months Ended June 30, 2010
	Income (Loss)	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$366,000
Preferred stock dividends	(40,000)
Income available to common stockholders	326,000	13,489,070	$0.02
Effect of Dilutive Securities:
Stock options		4,846
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$326,000	13,493,916	$0.02
For the Six Months Ended June 30, 2009
	Income (Loss)	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(518,000)
Preferred stock dividends	(40,000)
Loss available to common stockholders	(558,000)	6,484,051	$(0.09)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(558,000)	6,484,051	$(0.09)